SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________

FORM 8-K

Current Report

Dated November 16, 2005

of

AMERICAN SAFETY INSURANCE

HOLDINGS, LTD.

(Exact Name of Registrant as Specified in its Charter)

Bermuda

(State or Other Jurisdiction of Incorporation)

SEC File Number 001-04795

44 Church Street

P.O. Box HM2064

Hamilton HM HX, Bermuda

(441) 295-5688

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR

230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR

240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) 12 under the

Securities Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) 12 under the

Securities Act (17 CFR 240.13e-2(c))

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Item 1.01	Entry Into a Material Definitive Agreement
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On November 17, 2005, American Safety Holdings Corp. (“Holdings”), a wholly-owned subsidiary of American Safety Insurance Holdings, Ltd. (the “Company”) completed the issuance and sale in a private placement of $25,000,000 in aggregate principal amount of trust preferred securities (liquidation amount $1,000 per security) (the “Capital Securities”) issued by American Safety Capital Trust III (the “Trust”), a newly formed subsidiary of Holdings. The Capital Securities were purchased pursuant to a Subscription Agreement, dated as of November 17, 2005 among American Safety Capital Trust III, American Safety Holdings Corp. and Keefe, Bruyette & Woods, Inc.

The Capital Securities mature on December 15, 2035 and may be called by Holdings at any time on or after December 15, 2010. The Capital Securities require quarterly distributions of interest by the Trust to the holders of the Capital Securities. These distributions will be payable quarterly at a rate equal to 8.31% per annum until December 15, 2010 and at a floating interest rate equal to the London Interbank Offered Rate (“LIBOR”) plus 3.40% per annum from December 15, 2010 until December 15, 2035. The Trust simultaneously issued 774 shares of the Trust’s common securities (the “Common Securities”) to Holdings for a purchase price of $774,000, which constitutes all of the issued and outstanding common securities of the Trust.

The Trust used the proceeds from the sale of the Capital Securities together with the proceeds from the sale of the Common Securities to purchase $25,774,000 in aggregate principal amount of unsecured junior subordinated deferrable interest debentures due December 15, 2035 issued by Holdings (the “Debentures”). The Debentures were issued pursuant to an Indenture, dated November 17, 2005 (the “Indenture”) between Holdings and Wilmington Trust Company, as trustee. The payment terms of the Debentures are substantially the same as the terms of the Capital Securities. So long as an “Event of Default” has not occurred and continuing under the Indenture, Holdings has the right to defer payments of interest on the Debentures by extending the interest payment period on the Debentures for up to 20 quarterly periods.

The terms of the Capital Securities are governed by an Amended and Restated Declaration of Trust, dated November 17, 2005 (the “Trust Agreement”) among Holdings, as depositor, Wilmington Trust Company as institutional trustee and Delaware trustee and the Administrative Trustees named therein and the holders from time to time of undivided beneficial interests in the assets of the Trust.

Holdings guaranteed the payment of the Capital Securities under a Guarantee Agreement dated November 17, 2005 between Holdings and Wilmington Trust Company (the “Guarantee Agreement”). The obligations of Holdings under the Guarantee Agreement constitute unsecured obligations of Holdings and rank subordinate and junior to all senior debt of Holdings.

In connection with the offering of Capital Securities, the Company entered into a Parent Guarantee Agreement with Wilmington Trust Company as guarantee trustee, dated November 17, 2005 (the “Parent Guarantee Agreement”) for purposes of guaranteeing the payment of any amounts to be paid by Holdings under the terms of the Indenture. The obligations of the Company under the Parent Guarantee Agreement constitute unsecured obligations of the Company and rank subordinate and junior to all senior debt of the Company.

The offering of the Capital Securities was conducted pursuant to a Placement Agreement dated November 17, 2005 among Holdings, the Trust, FTN Financial Capital Markets and Keefe, Bruyette & Woods, Inc.

The preceding discussion is qualified in its entirety by reference to the terms of the Trust Agreement, the Indenture, the Subscription Agreement, the Guarantee Agreement, the Parent Guarantee Agreement and the Purchase Agreement, copies of which are attached hereto as Exhibits 4.1, 4.2, 4.3, 10.1, 10.2 and 10.3, respectively, and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On November 17, the Company issued a press release announcing completion of the offering of Capital Securities. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

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Item 9.01	Financial Statements and Exhibits

4.1

Amended and Restated Declaration of Trust, dated as of November 17, 2005 American Safety Holdings Corp., Wilmington Trust Company, as Institutional Trustee and Delaware Trustee, and Steven B. Mathis and Stephen R. Crim, as Administrators.

4.2	Indenture, dated as of November 17, 2005 between American Safety Holdings Corp. and Wilmington Trust Company.

4.3	Subscription Agreement, dated as of November 17, 2005 among American Safety Capital Trust III, American Safety Holdings Corp. and Keefe, Bruyette & Woods, Inc.

10.1	Guarantee Agreement, dated as of November 17, 2005 between American Safety Holdings Corp. and Wilmington Trust Company.

10.2	Parent Guarantee Agreement, dated as of November 17, 2005 between American Safety Insurance Holdings, Ltd. and Wilmington Trust Company.

10.3   Placement Agreement, dated as of November 16, 2005 among American Safety Capital Trust III, American Safety Holdings Corp. and Keefe, Bruyette & Woods, Inc.

99.1	Press Release of American Safety Insurance Holdings, Ltd. issued November 17, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SAFETY INSURANCE HOLDINGS, LTD.
Registrant

Date: November 16, 2005	By: /s/ Stephen R. Crim
Stephen R. Crim
President and Chief Executive Officer

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